          As filed with the Securities and Exchange Commission on August 7, 1997
                                                       Registration No. 33-94828

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------

                                AMENDMENT NO. 1
                                  TO FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ----------------------

                          NATIONAL MERCANTILE BANCORP
            (Exact name of registrant as specified in its charter)

                 CALIFORNIA                            95-3819685
      (State or other jurisdiction of               (I.R.S. Employer
       incorporation or organization)              Identification No.)

                            1840 CENTURY PARK EAST
                         LOS ANGELES, CALIFORNIA 90067
             (Address of Principal Executive Offices and Zip Code)
                            ----------------------

              NATIONAL MERCANTILE BANCORP 1994 STOCK OPTION PLAN
                             (Full Title of Plan)
                            ----------------------

                              SCOTT A. MONTGOMERY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          NATIONAL MERCANTILE BANCORP
                            1840 CENTURY PARK EAST
                         LOS ANGELES, CALIFORNIA 90067
                    (Name and address of agent for service)

                                (310) 277-2265
         (Telephone number, including area code, of agent for service)

                                WITH A COPY TO:
                               THOMAS D. PHELPS
                        MANATT, PHELPS & PHILLIPS, LLP
                         11355 WEST OLYMPIC BOULEVARD
                         LOS ANGELES, CALIFORNIA 90064

                        Calculation of Registration Fee

=========================================================================================================
                                              Proposed Maximum      Proposed Maximum
  Title of Securities       Amount to be       Offering Price           Aggregate           Amount of
   to be Registered         Registered(1)       per Share(2)        Offering Price(2)    Registration Fee
---------------------------------------------------------------------------------------------------------
 Common Stock, without        22,003(3)          $31.815(3)             $700,000                *
 par value
=========================================================================================================

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, such indeterminate number of shares of Common Stock as may be issued upon exercise of options granted under the Registrant's 1994 Stock Option Plan as a result of adjustment provisions thereto.

(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457, based upon the average of the bid and asked prices of the Common Stock as reported on the Nasdaq National Market System on July 17, 1995.

(3) Adjusted to reflect a 9.09 to 1 reverse stock split effected by the Company on June 20, 1997.

* A registration fee of $241 was previously paid pursuant to the filing of the Registration Statement on Form S-8 (the "Registration Statement") for the Registrant's 1994 Stock Option Plan dated July 21, 1995 (No. 33-94828). The title and amount of securities indicated therein remains unchanged under this Registration Statement. An amendment to the Registration Statement is necessary to satisfy all of the requirements of Form S-8.

================================================================================

     Unless otherwise indicated, all information contained in this Registration Statement reflects a 9.09 to 1 reverse stock split effected by the Company on June 20, 1997.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


          The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"), and are incorporated herein by reference.


Item 1.   Plan Information
          ----------------

          (a)   National Mercantile Bancorp 1994 Stock Option Plan
          (b)   Prospectus for the 1994 Stock Option Plan
          (c)   Form of Nonqualified Stock Option Agreement
          (d)   Form of Incentive Stock Option Agreement

Item 2.   Registrant Information and Employee Plan Annual Information
          -----------------------------------------------------------

          The written statement required to be provided to participants pursuant to this Item 2 is set forth in the Prospectus referred to in Item 1 above.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     National Mercantile Bancorp (the "Registrant") hereby files this Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 33-94828) filed with the Securities and Exchange Commission (the "Commission") on July 21, 1995 to register 22,003 shares of the Registrant's Common Stock for issuance pursuant to the Registrant's 1994 Stock Option Plan (the "Plan"), and such indeterminate number of shares as may become available under the Plan as a result of the adjustment provisions thereof.


Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

     The following documents previously filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the latest fiscal year covered by the Annual Report referred to in (a) above; and

     (c) The description of the Common Stock set forth on pages 7, 8 and 9 of the Company's Amendment No. 2 to its registration statement on Form S-14 (Registration No. 2-82386) filed under the Securities Act, which description was incorporated by reference in the Company's Registration Statement on Form 8-A, dated June 15, 1987, filed under
          Section 12 of the Exchange Act, and including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     Any statement made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

          Section 317 of the General Corporation Law of the State of California (the "GCL") and Article V of the Registrant's Bylaws provide for the indemnification of directors and officers under certain circumstances. The Registrant's Bylaws grant the Registrant the power to indemnify its directors and officers under certain circumstances to the extent permitted by the GCL against certain expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of such person's position as a director or officer of the Registrant. Pursuant to the GCL and the Registrant's Bylaws, the Registrant is required to indemnify directors and officers against expenses actually and reasonably incurred to the extent that such party is successful on the merits in the defense of certain proceedings.

          Section 204(a)(11) of the GCL provides for the indemnification, subject to certain limitations, of directors and officers for breach of their duty to a corporation and its stockholders in excess of that expressly permitted by Section 317 of the GCL. An amendment to the Articles of Incorporation of the Registrant adopted the implementation of Section 204(a)(11) of the GCL.

          In addition, the Registrant has entered into Indemnity Agreements with certain of its directors and certain officers which provide for, among other items and except to the extent prohibited by any limitations on indemnification under the GCL which cannot be waived, the mandatory indemnification by the Registrant of any amount which a director or officer is legally obligated to pay because of claims made against such person relating to his service as a director or officer of the Registrant.

          The Registrant also maintains a directors' and officers' liability insurance policy insuring the Registrant's directors and officers against certain liabilities and expenses incurred by them in their capacities as such, and insuring the Registrant under certain circumstances, in the event that indemnification payments are made by the Registrant to such directors and officers.

Item 7.   Exemption from Registration Claimed
          -----------------------------------

          Not applicable.

Item 8.   Exhibits
          --------

          Exhibit
          Number    Description
          -------   -----------
            5.1     Opinion of Manatt, Phelps & Phillips, LLP

           23.1     Consent of Manatt, Phelps & Phillips, LLP (see Exhibit 5.1)

           23.2     Consent of Deloitte & Touche LLP

           24.1     Power of Attorney (see page II-5)

           99.1     National Mercantile Bancorp 1994 Stock Option Plan

           99.2     Form of Nonqualified Stock Option Agreement

           99.3     Form of Incentive Stock Option Agreement


Item 9.   Undertakings
          ------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 7th day of August, 1997.

                                  NATIONAL MERCANTILE BANCORP


                                  By: /s/ Scott A. Montgomery
                                      -----------------------------
                                          Scott A. Montgomery
                                          President and Chief Executive Officer


                                  By: /s/ Joseph W. Kiley III
                                      -----------------------------
                                          Joseph W. Kiley III
                                          Executive Vice President,
                                          Chief Financial Officer and Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Scott A. Montgomery and Joseph W. Kiley III, his true and lawful attorney-in-fact and agent, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto each said attorney-in-fact and agent with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                    Title                                  Date
---------                    -----                                  ----

/s/ Robert E. Gipson         Chairman                               August 7, 1997
--------------------
Robert E. Gipson

/s/ Alan Grahm               Secretary, Director                    August 7, 1997
--------------
Alan Grahm

/s/ Joseph W. Kiley III      Executive Vice President,              August 7, 1997
-----------------------      Chief Financial Officer and Director
Joseph W. Kiley III

/s/ Scott A. Montgomery      President, Chief                       August 7, 1997
-----------------------      Executive Officer and Director
Scott A. Montgomery

/s/ Robert E. Thomson        Vice Chair                             August 7, 1997
---------------------
Robert E. Thomson

                          NATIONAL MERCANTILE BANCORP
                          AMENDMENT NO. 1 TO FORM S-8

                                 EXHIBIT INDEX

EXHIBIT
NUMBER
5.1          Opinion of Manatt, Phelps & Phillips, LLP

23.1         Consent of Manatt, Phelps & Phillips, LLP (see Exhibit 5.1)

23.2         Consent of Deloitte & Touche LLP

24.1         Power of Attorney (see page II-5)

99.1         National Mercantile Bancorp 1994 Stock Option Plan

99.2         Form of Nonqualified Stock Option Agreement

99.3         Form of Incentive Stock Option Agreement